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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119559, No. 333-123716, No. 333-129669, No. 333-142707 and 333-150753) of Theravance, Inc. of our reports dated February 24, 2009, with respect to the consolidated financial statements of Theravance, Inc. and the effectiveness of internal control over financial reporting of Theravance, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

                      /s/ Ernst & Young LLP

Palo Alto, California
February 24, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM